UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):              December 1, 2005

METRIS COMPANIES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12351 (Commission File Number)	41-1849591 (IRS Employer Identification Number of Registrant)
2700 Sanders Road, Prospect Heights, Illinois (Address of principal executive offices of registrant		60070 (Zip Code)

Registrant's telephone number, including area code 847/564-5000

10900 Wayzata Boulevard, Minnetonka, Minnesota 55305
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.01.     Change in Control of Registrant.

On December 1, 2005, HSBC Finance Corporation, a Delaware corporation ("HSBC Finance"), announced that HSBC Finance, completed its acquisition of Metris Companies, Inc. ("Metris") by merging HSBC Corporation I (a wholly owned subsidiary of HSBC Finance) with and into Metris, with Metris being the surviving corporation.

In the merger, each share of Metris common stock outstanding immediately prior to the merger was converted into the right to receive $15.00 in cash, without interest. Following completion of the merger, HSBC Finance owns 100% of the voting securities of Metris.

The aggregate consideration to be paid by HSBC Finance for the acquisition of 100% of the voting securities of Metris will be approximately $1.6 billion. The source of the funds used by HSBC Finance is its working capital.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
METRIS COMPANIES INC.
By: /s/ P. D. Schwartz Name: Patrick D. Schwartz Title: Vice President and Secretary
Dated: December 1, 2005